Exhibit 99.2

Apple Inc.

Q1 2012 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue
	Q4 2011		Q1 2011		Q1 2012		Sequential Change		Year/Year Change
	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue
Operating Segments
Americas	1,716	$9,648	1,360	$9,218	1,612	$17,714	- 6%	84%	19%	92%
Europe	1,176	7,397	1,245	7,256	1,482	11,256	26%	52%	19%	55%
Japan	175	1,111	162	1,433	184	3,550	5%	220%	14%	148%
Asia Pacific	731	6,530	516	4,987	814	7,697	11%	18%	58%	54%
Retail	1,096	3,584	851	3,847	1,106	6,116	1%	71%	30%	59%

Total Operating Segments	4,894	$28,270	4,134	$26,741	5,198	$46,333	6%	64%	26%	73%

							Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
Mac Desktops (1)(9)	1,278	$1,687	1,227	$1,731	1,479	$1,936	16%	15%	21%	12%
Mac Portables (2)(9)	3,616	4,585	2,907	3,699	3,719	4,662	3%	2%	28%	26%

Subtotal Mac	4,894	6,272	4,134	5,430	5,198	6,598	6%	5%	26%	22%

iPod (3)(9)	6,622	1,103	19,446	3,425	15,397	2,528	133%	129%	- 21%	- 26%
Other Music Related Products and Services (4)		1,678		1,431		2,027		21%		42%
iPhone and Related Products and Services (5)(9)	17,073	10,980	16,235	10,468	37,044	24,417	117%	122%	128%	133%
iPad and Related Products and Services (6)(9)	11,123	6,868	7,331	4,608	15,434	9,153	39%	33%	111%	99%
Peripherals and Other Hardware (7)		640		593		766		20%		29%
Software, Service and Other Sales (8)		729		786		844		16%		7%

Total Apple		$28,270		$26,741		$46,333		64%		73%

(1)	Includes revenue from iMac, Mac mini and Mac Pro sales.

(2)	Includes revenue from MacBook, MacBook Air and MacBook Pro sales.

(3)	Includes revenue from iPod sales.

(4)	Includes revenue from sales from the iTunes Store, App Store, and iBookstore in addition to sales of iPod services and Apple-branded and third-party iPod accessories.

(5)	Includes revenue from sales of iPhone, iPhone services, and Apple-branded and third-party iPhone accessories.

(6)	Includes revenue from sales of iPad, iPad services, and Apple-branded and third-party iPad accessories.

(7)	Includes revenue from sales of displays, networking products, and other hardware.

(8)	Includes revenue from sales of Apple-branded and third-party Mac software, and services.

(9)	Includes amortization of related revenue deferred for non-software services and embedded software upgrade rights.